Exhibit 10.2(a)

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is made as of
December 8, 2003, between TRANSCOMMUNITY BANKSHARES INCORPORATED, a Virginia corporation (the "Company"), and WILLIAM C. WILEY (the "Executive").

RECITALS:
--------
      The Board of Directors of the Company (the "Board of Directors") desires to assure that it will continue to have the benefit of the services and experience of the Executive, who is an integral part of the Company's senior management, and the Executive is willing to continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company upon the terms and conditions set forth in this Agreement.

AGREEMENT:

      NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained in this Agreement, the parties agree as follows:

      1. Employment.

            (a) The Company will continue to employ the Executive, and the Executive will continue in the employment of the Company, to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company, in accordance with the terms set forth in this Agreement. It is also intended that the Executive will serve on the Board of Directors and as a member of its Executive Committee and of such other committees as the Board of Directors may determine from time to time, subject to the terms of this Agreement. The Executive will perform such other services and duties as the Board of Directors may from time to time designate and as are commensurate with the Executive's position and titles.

                                                               Exhibit 10.2(a)

            (b) At all times while the Executive is employed by the Company under this Agreement the Executive (i) will devote his knowledge, skill and best efforts on a full-time basis to diligently performing his duties and obligations to the Company (with the exception of absences on account of illness or vacation in accordance with the Company's policies, and civic and charitable commitments which do not involve a conflict with the Company's business and do not require the Executive's aggregate commitment of more than ten (10) hours per month, unless otherwise approved in advance by the Board of Directors), and (ii) will comply with the directions and orders of the Board of Directors with respect to the performance of his duties. In furtherance of the foregoing, the Executive will not serve on a board of directors of any other "for profit" company unless the Board of Directors of the Company has agreed to such action in advance.

            (c) The Company will not require the Executive, as part of his duties hereunder, to perform or participate in any activity that in the reasonable judgment of the Executive would constitute a violation of any applicable state or federal law, rule, ordinance, or regulation, and the Executive will not be in violation of this Agreement if he refuses to perform or participate in any such activity.

      2. Term. This Agreement will be effective from and including January 1, 2004 (the "Commencement Date") and will remain in effect until December 31, 2005 (the "Term" of this Agreement); provided, however, that unless this Agreement is terminated earlier in accordance with its terms, the Board of Directors, at its option and in its sole discretion, not later than ninety (90) days before the end of the Term, may direct the Company to renew the Term for an additional, successive one (1) year period under the same terms and conditions as are applicable during the initial Term, subject to such appropriate increases in salary and other benefits as the parties may agree upon.

                                                               Exhibit 10.2(a)

      3. Effect on Other Agreements. As of the Commencement Date, this Agreement will supersede and replace any other employment agreements between the Executive and the Company, including but not limited to the Employment Agreement dated June 27, 2001 (the "Prior Employment Agreement"). The term "employment agreement" as used in the preceding sentence, however, does not include any incentive plans, fringe benefit plans, stock option plans or agreements, or any other employee benefit plans or programs of the Company in which the Executive may participate from time to time. This Agreement will not affect any options awarded to the Executive in his capacity as either an officer or a director of the Company, and any such options will remain or become exercisable in accordance with the terms of the grant and of any applicable stock option plan. The Executive agrees that all obligations of the Company under the Prior Employment Agreement incurred or accrued up to the date hereof have been fulfilled.

      4. Compensation and Benefits.

            (a) During the Term of this Agreement, while the Executive is employed by the Company, the Company will pay to the Executive an initial annual base salary (the "Base Salary") of $160,000.00, payable in accordance with the payroll practices of the Company and subject to applicable withholding taxes. The Board of Directors will evaluate the Executive's performance at least annually at the end of each fiscal year and will consider annual increases in the Executive's Base Salary based on the Executive's performance. Any such increase in Base Salary will be at the complete discretion of the Board of Directors, but in no event may the Executive's Base Salary be decreased during the Term of this Agreement.

                                                               Exhibit 10.2(a)

            (b) The Executive will not receive any compensation, whether in the form of director fees, meeting fees, or otherwise, for his service on the Board of Directors, on any committee thereof, or on the board or board committee of any of the Company's affiliated banks or other subsidiaries. The Executive will be reimbursed for all out-of-pocket expenses relating to out of town or overnight travel (other than by car), lodging and meals, in connection with the Company's business.

            (c) During the Term of this Agreement, while the Executive is employed by the Company, the Executive will be eligible to participate in a similar manner as other senior executives of the Company in any incentive plans, fringe benefit plans, stock option plans, and other executive compensation plans and programs provided by the Company from time to time for its senior management employees as a specifically recognized group of Company employees. The Executive will also be eligible to participate in any employee pension or welfare benefit plans maintained from time to time for employees of the Company in accordance with the terms of such plans.

            (d) To the extent they are not otherwise provided in accordance with other provisions of this Agreement, the Company will also provide the following benefits to the Executive during the Term of this Agreement:

                  (i) A term life insurance policy providing for a death benefit of $800,000.00 payable to a beneficiary designated by the Executive. The Company presently maintains at its expense a $500,000 insurance policy covering the Executive (the "Existing Policy"). Notwithstanding anything to the contrary herein, the Company will not be required to add another $300,000 of additional insurance death benefit if the premium cost per one thousand dollars ($1,000.00) of insurance coverage exceeds by more than ten percent (10%) the premium cost per thousand dollars ($1,000.00) paid by the Company for the Existing Policy.

                                                               Exhibit 10.2(a)

                  (ii) The total cost of a health insurance policy providing to the Executive and, if the Executive so desires, to the spouse of the executive, the same coverage as that provided from time to time to other employees of the Company.

                  (iii) A long term disability insurance policy, as generally defined in the insurance industry, that provides for benefits of at least 60% of the Executive's annual Base Salary as in effect on the date the disability began, and that has a waiting period of no longer than six months. While the Company will pay the full cost of the disability insurance premiums, this cost will be included in the Executive's taxable income as reported to the Internal Revenue Service at the end of each calendar year.

                  (iv) Reimbursement up to $1,000.00 per year for a complete annual physical examination for the Executive upon presentation of reasonable documentation.

                  (v) A car allowance of not less than $625.00 per month.

           (e) The Executive will be entitled to such paid sick leave, paid vacation, and other paid or unpaid leave as may be provided by the Company to its employees under its applicable personnel policies. Approved attendance at
(i) meetings or conventions of banking associations or organizations and (ii) committee or other meetings of the Company or any of its subsidiaries or affiliates will not be charged against the Executive's annual vacation entitlement.

         5. Bonus. Within ninety (90) days after the end of each fiscal year of the Company, the Board of Directors will determine the amount, if any, of a bonus for each such period that the Company will award to the Executive for the performance of his duties hereunder (the "Bonus"). The Board of Directors will determine in its sole discretion whether, and in what amount, a bonus will be awarded to Executive. The Bonus, if any, for a given fiscal year will be paid to the Executive no later than one hundred twenty (120) days after the last day of such given fiscal year. All amounts paid under this Section 5 will be net of any applicable income and payroll tax withholding. Amounts paid under this Section 5 will not be treated as compensation for purposes of any other Company employee benefit plan in which the Executive may participate.

                                                               Exhibit 10.2(a)

      6.    Termination of Employment and Severance Payments.

            (a) Termination for Cause. At any time during the Term of this Agreement, the Board of Directors, upon an affirmative vote of two-thirds (2/3) or more of all members of the Board of Directors other than the Executive and any other members who are employees of the Company or any of its subsidiaries or affiliates (whether or not such members are in attendance at the meeting or voting on the issue), may terminate the Executive's employment with the Company for Cause (as hereinafter defined) upon written notice specifying the Cause and the date of termination. For purposes of this Agreement, "Cause" means (i) persistent refusal or willful failure of the Executive materially to perform his duties and responsibilities to the Company, which refusal or failure continues for thirty (30) days after the Executive receives written notice of such; (ii) misappropriation, fraud or other dishonesty with respect to the assets or the business of the Company; (iii) conduct or malfeasance that materially and adversely affects the Company or its reputation in the industry; or (iv) the conviction for, or the entering of a plea of Nolo Contendere to, a felony or a crime involving moral turpitude. Payments under this Agreement will cease as of the date of termination for Cause, and the Executive will be entitled only to such Base Salary as may be payable for services rendered up to the date of termination.

            (b) Termination Without Cause. The Executive will serve at all times at the pleasure of the Board of Directors. At any time during the Term of this Agreement, the Board of Directors, upon an affirmative vote of two-thirds (2/3) or more of all members of the Board of Directors other than the Executive and any other members who are employees of the Company or any of its subsidiaries or affiliates (whether or not such members are in attendance at the meeting or voting on the issue), may terminate the Executive's employment with the Company for any reason other than Cause, Disability (as hereinafter defined), or death, and upon such termination the Company will pay the Executive severance payments equal to the sum of:

                                                              Exhibit 10.2(a)

                     (i) Base Salary payable for services rendered up to the date of termination; plus

                    (ii) his Base Salary for the remainder of the then current term of this Agreement; plus

                   (iii) his Base Salary for twenty-four (24) months; plus

                    (iv) any unpaid Bonus which the Board of Directors voted to award to the Executive prior to the effective date of the Executive's termination of employment.

For purposes of this Subsection (b), the Executive's Base Salary will be equal to the greater of (A) the Base Salary in effect on the date of termination or (B) the Executive's highest Base Salary rate in effect during the Term of this Agreement. Amounts payable under this Subsection (b) will be paid in a single lump sum, net of applicable withholding taxes, within thirty (30) days after the effective date of the Executive's termination of employment.

            (c) Termination in Event of Disability or Voluntary Termination. If the Executive becomes Disabled (as hereinafter defined), or if he voluntarily terminates his employment during the Term of this Agreement under circumstances to which Section 6(e) does not apply, his employment under this Agreement will terminate immediately and payment of his Base Salary hereunder will cease as of the date of termination; provided, however, that the Company will remain liable for payment of:

                  (i) Base Salary payable for services rendered up to the date of termination; plus

                                                              Exhibit 10.2(a)

                  (ii) any unpaid Bonus which the Board of Directors voted to award to the Executive prior to the effective date of termination of his employment. Amounts payable under this Subsection (c) will be paid in a single lump sum, net of applicable withholding taxes, within thirty (30) days after the effective date of the Executive's termination of employment.

            For purposes of this Agreement, the term "Disability" means a condition that (y) results from bodily injury or disease and (z) for a three (3) consecutive month period, or the cumulative equivalent of six (6) months in any twelve (12) consecutive month period, has rendered the Executive unable to perform the duties pertaining to his employment with the Company. A return to work of less than fourteen (14) consecutive days will not be considered an interruption in the Executive's three (3) consecutive months of disability. Disability will be determined by the Board of Directors on the basis of medical evidence satisfactory to the Board of Directors.

            (d) Death of Executive. If the Executive dies during the Term of this Agreement, his employment under this Agreement will terminate immediately; provided, however, that the Company will pay the following amounts to the Executive's personal representative:

                  (i) Base Salary payable for services rendered up to the date of death; plus

                  (ii) an amount equal to twelve (12) months of the Executive's Base Salary as in effect on the date of his death; plus

                  (iii) any unpaid Bonus which the Board of Directors voted to award to the Executive prior to his death.

Amounts payable under this Subsection (d) will be paid in a single lump sum, net of any applicable withholding taxes, within thirty (30) days of the Executive's date of death.

                                                              Exhibit 10.2(a)

            (e) Termination for Good Reason. Upon thirty (30) days' written notice to the Board of Directors, the Executive may terminate his employment under this Agreement at any time for Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following:

                  (i) the Executive's Base Salary is reduced in violation of
Section 4(a);

                  (ii) the Executive's job duties and responsibilities are materially diminished;

                  (iii) the Executive's principal place of employment is moved to a location that is more than thirty (30) miles from his current place of employment;

                  (iv) the Executive is knowingly directed by the Board of Directors to engage in conduct that is unethical or illegal;

                  (v) the Board of Directors disapproves consummation of any of the transactions set forth in the then current strategic plan of the Company as adopted from time to time by the Board of Directors, when such disapproval is unreasonable from the perspective of not being in the best interests of the Company; or

                  (vi) the Company has otherwise breached any of its material obligations under this Agreement.

If any of these events occurs, the Executive will give the Board of Directors thirty (30) days' notice of his intent to terminate his employment, and the Company will have thirty (30) days in which to remedy reasonably the problem. If any of these events occurs, the Company fails to remedy reasonably the problem, and the Executive does not exercise his right to terminate his employment for Good Reason, any such failure will not operate to waive his rights to terminate his employment for that or any subsequent action or actions, whether similar or dissimilar, that would constitute Good Reason hereunder. If the Executive terminates his employment for Good Reason in accordance with this Subsection (e), the Company will pay to the Executive severance payments equal to the sum of:

                                                                 Exhibit 10.2(a)

                  (i) Base Salary payable for services rendered up to the date of termination; plus

                  (ii) his Base Salary for the remainder of the then current term of this Agreement; plus

                  (iii) his Base Salary for twenty-four (24) months; plus

                  (iv) any unpaid Bonus which the Board of Directors voted to award to the Executive prior to the effective date of the termination of his employment. For purposes of this Subsection (e), the Executive's Base Salary will be equal to the greater of (A) the Base Salary in effect on the date of termination or (B) the Executive's highest Base Salary rate in effect during the Term of this Agreement. Amounts payable under this Subsection (e) will be paid in a single lump sum, net of applicable withholding taxes, within thirty days of the Executive's termination of employment.

            (f) Special Rules. Subject to the terms of any stock option plan, and notwithstanding any other provision of this Agreement:

                  (i) The Company agrees to take all actions necessary to ensure that if the Executive's employment with the Company terminates for disability, retirement or Good Reason as described in Section 6(e), the Executive will have one (1) year from the date of such termination in which to exercise any options that are exercisable as of such date.

                  (ii) In no event will the Company be obligated to award any additional stock options or restricted stock to the Executive after his employment ceases for any reason.

                                                              Exhibit 10.2(a)

                  (iii) The Company agrees to take all actions necessary to ensure that if the Executive dies while he is employed by the Company, all stock options and other forms of earned but unpaid compensation will immediately vest and will be payable to or exercisable by, as the case may be, the personal representative of the Executive.

                  (iv) Except as specifically set forth herein, nothing in this Agreement is intended to affect the Executive's rights under any Company benefit plan, compensation program, or policy, and the Executive and his beneficiaries will remain entitled to any payments or benefits due under the terms of such plan, program, or policy in accordance with its terms.

                  (v) If the employment of the Executive terminates for any reason, the Executive will be deemed to have submitted his resignation as a director and officer of the Company effective as of the date such termination. Such resignation will be automatic without the need for the execution or delivery of any further documents memorializing such resignation.

                 (vi) The parties agree that, on the date of execution hereof, they will enter into and deliver that certain First Amendment to Non-Qualified Stock Option Plan Agreement for Employee (the "Stock Option Amendment"), a copy of which is attached hereto as Exhibit 1. Upon the execution and delivery of the Stock Option Amendment, the obligations of the Company under Sections 6(f)(i) and (iii) with respect to the Executive's stock option agreement will have been discharged completely.

      7. Confidential Information, Non-competition and Non-solicitation. The Executive acknowledges that his employment with the Company gives him personal contact with and access to the Company's confidential information, business methods, customers, stockholders, marketing techniques and trade secrets ("Confidential Information"). In order to ensure that Confidential Information acquired by the Executive in the course of his employment is not used to injure the Company's business, the parties agree as follows:

                                                              Exhibit 10.2(a)

            (a) The Executive agrees that, both during the period of his employment with the Company and for one (1) year following his termination of employment for any reason, he will not directly or indirectly disclose to any third party or use for his own benefit any Confidential Information except to the extent (i) disclosure is ordered by a court of competent jurisdiction or
(ii) the information becomes publicly disseminated by means other than a breach of this Agreement.

            (b) The Company and the Executive agree that the Company and its affiliated banks and other subsidiaries provide financial, banking and related services (the "Company's Business") in a number of localities. The Executive agrees that, during his employment with the Company and for a period of six (6) months following the termination of his employment with the Company for any reason, he will not directly or indirectly manage, operate or participate in the management or operation, or serve as an employee, agent or representative of any corporation, association, partnership, or other business entity that (i) engages in activities in competition with the Company's Business (the "Competitive Activities") in a city or county where, as of the effective date of the Executive's termination of employment, the Company or any affiliated bank or other subsidiary (A) is carrying on the Company's Business, (B) has formulated plans to carry on the Company's Business, or (C) has specifically identified as a possible location for expansion of the Company's Business and (ii) employs or uses the Executive in any capacity related to any aspect of the Competitive Activities.

                                                              Exhibit 10.2(a)

            (c) The Executive agrees that, during his employment with the Company and for a period of one (1) year following the termination of his employment with the Company for any reason, (i) he will not serve as chief executive officer of any bank holding company (as defined under federal banking law), (to the extent that the Company becomes a financial holding company as defined under federal banking law) any financial holding company, or any federally or state chartered bank, savings and loan association or credit union (collectively, a "Financial Institution") and (ii) will not serve as an officer or director of any Financial Institution having assets of $1 billion or less that engages in activities in competition with the Company's Business in any city or county where, as of the effective date of the Executive's termination of employment, the Company or any affiliated bank or other subsidiary (A) is carrying on the Company's Business, (B) has formulated plans to carry on the Company's Business, or (C) has specifically identified as a possible location for expansion of the Company's Business.

            (d) The Executive further agrees that during his employment with the Company and for a period of one year following the termination of his employment for any reason, he will not solicit or attempt to solicit (i) any employees of the Company, (ii) any customers of the Company, or (iii) other individuals or entities with or through whom the Company has done business, for the purpose of engaging in activities in competition with the Company's Business.

                                                              Exhibit 10.2(a)

            (e) The Executive specifically agrees that during the period of his employment with the Company and for one year following the termination of his employment for any reason, (i) he will not solicit, directly or indirectly, any employees of the Company to leave the Company or work elsewhere, (ii) he will not solicit, aid or encourage, directly or indirectly, any of the Company's customers to move their business from the Company and to place business elsewhere, and (iii) he will not pursue an actual or potential business opportunity that (A) is of interest to and could be pursued by the Company, (B) came to his attention in connection with his employment, and (C) he had not previously offered in writing to the Company with sufficient advance notice to allow the Company to examine and either pursue or reject.

            (f) The Executive recognizes and agrees that (i) damages in the event of a breach of Subsection (a), (b), (c), (d) and/or (e) above by the Executive would be difficult, if not impossible, to ascertain, (ii) the Company would have no adequate remedy at law because the duties which the Executive rendered to the Company were of a special, unique and extraordinary character,
(iii) the geographical area, activity and time period restrictions imposed upon him in Subsections (a), (b), (c), (d) and (e) above, as the case may be, are fair and reasonably required for the protection of the Company, and (iv) each of Subsections (a), (b), (c), (d) and (e) above, and the separate sections, paragraphs and items within such sections, are separate covenants and, if a court of competent jurisdiction will refuse to enforce all of the separate covenants of the aforementioned Subsections, then such unenforceable covenants will be separated from the provisions hereof to the extent necessary to permit the remaining covenants to be enforced. Executive therefore agrees that in the event of a breach of Subsection (a), (b), (c), (d) and/or (e) by the Executive, in addition to and without limiting any other remedy or right the Company may have:

                                                              Exhibit 10.2(a)

                  (i) The Company will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach; and

                  (ii) The Company will immediately terminate any payments otherwise due to the Executive under this Agreement (including, without limitation, payments accrued but not yet made), and the Company will have no further liability for any future payments under this Agreement.

      The existence and exercise of the Company's rights under this Subsection
(f) will not preclude the Company from pursuing any other rights and remedies at law or in equity which the Company may have.

            (g) The agreements and covenants made by the Executive in and the obligations of the Executive under this Section 7 will survive the expiration of this Agreement and the termination of the employment of the Executive hereunder. The existence of any claim or cause of action by the Executive against the Company will not constitute a defense to the enforcement of the provisions of this Section 7.

      8. Attorney's Fees In Enforcement. In the event that the Company or the Executive institutes an action to enforce the terms of this Agreement , the party substantially prevailing in such action will be entitled to reimbursement for all court costs and reasonable attorney's fees incurred by it or him in connection therewith. Such reimbursement will be payable within thirty (30) days after the entry of a final order in such action by a court of competent jurisdiction.

      9. Payment. All amounts payable under this Agreement will be subject to any applicable income and payroll tax withholding.

                                                              Exhibit 10.2(a)

      10. Attorney Fees in Negotiating this Agreement. The Company understands and expects that the Executive will retain his own attorney to review this Agreement and to represent the Executive in negotiating this Agreement. The Company agrees to pay the reasonable fees charged by the attorney in representing the Executive with regard to the review and negotiation of this Agreement up to a maximum amount of $5,000.00.

      11. Assignment. The rights and obligations of the Company under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of the Company. If the Company is consolidated or merged with or into another corporation, or if another entity purchases all or substantially all of the Company's assets, the surviving or acquiring corporation will succeed to the Company's rights and obligations under this Agreement. The Executive's rights under this Agreement may not be assigned or transferred in whole or in part, except that the personal representative of the Executive's estate will receive any amounts payable under this Agreement after the death of the Executive.

      12. Rights Under the Agreement. The right to receive benefits under the Agreement will not give the Executive any proprietary interest in the Company or any of its assets. Benefits under the Agreement will be payable solely from the general assets of the Company, and there will be no required funding of amounts that may become payable under the Agreement. The Executive will for all purposes be a general creditor of the Company. The interest of the Executive under the Agreement cannot be assigned, anticipated, sold, encumbered or pledged and will not be subject to the claims of the Executive's creditors.

                                                              Exhibit 10.2(a)

      13. Notice. For purposes of this Agreement, notices and all other communications must be in writing and will be effective when delivered in person or mailed by United States registered mail, return receipt requested, postage prepaid. All notices to the Executive must be addressed to the Executive (or his personal representative, if applicable) at his last known address of residence. All notices to the Company must be directed to the attention of the Chairman of the Compensation Committee of the Board of Directors at the principal place of business of the Company. Such other addresses may be used as either party may have furnished to the other in writing. Notices of change of address are effective only upon receipt.

      14. Miscellaneous. This instrument contains the entire agreement of the parties. To the extent not governed by federal law, this Agreement will be construed in accordance with the laws of the Commonwealth of Virginia, without reference to its conflict of laws rules. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and the writing is signed by the Executive and the Company. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

                                                              Exhibit 10.2(a)

      Witness the following signatures.

                                          TRANSCOMMUNITY BANKSHARES

                                          INCORPORATED

Dated: December 8, 2003                   By: /s/ TROY A. PEERY, JR.
                                             ---------------------------------
                                          Chairman, Compensation Committee
                                          Board of Directors

                                          WILLIAM C. WILEY
Dated: December 8, 2003                   By: /s/ WILLIAM C. WILEY
                                             ---------------------------------